Exhibit 99.1

REASSIGNMENT NO. 2 OF RECEIVABLES IN REMOVED ACCOUNTS
FROM BARCLAYS DRYROCK ISSUANCE TRUST

(as required by Section 2.12(b) of the Transfer Agreement in connection with the removal of such receivables pursuant to Section 2.12(d) of the Transfer Agreement)

REASSIGNMENT NO. 2 OF RECEIVABLES FROM BARCLAYS DRYROCK ISSUANCE TRUST (this “Reassignment”), dated as of October 2, 2014, by and among BARCLAYS Dryrock Funding LLC, as transferor (the “Transferor”), BARCLAYS DRYROCK ISSUANCE TRUST (the “Trust”), as issuer and U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”) pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Barclays Dryrock Funding LLC, as Transferor and the Trust are parties to the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013 (as such agreement may be, amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to remove from the Trust all Receivables in certain designated Accounts (the “Removed Accounts”) and to cause the Trust to reassign the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

WHEREAS, the Trust and the Indenture Trustee are willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

NOW, THEREFORE, the Trust, the Indenture Trustee and the Transferor hereby agree as follows:

1.                  Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts, October 2, 2014.

“Removal Notice Date” shall mean, with respect to the Removed Accounts, September 15, 2014.

“Removed Accounts” shall mean the Removed Accounts, as defined in the Transfer Agreement, that are designated hereby and listed on the account schedule attached hereto, which shall supplement and amend the TA Account Schedule.

2.                  Designation of Removed Accounts. On or prior to the Removal Date, the Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee a computer file containing a true and complete list of the Removed Accounts. Such list is incorporated into and made part of this Assignment, shall be the account schedule delivered

Exhibit 99.1

pursuant to this Reassignment and shall supplement and amend the TA Account Schedule delivered pursuant to the Transfer Agreement.

3.                  Conveyance of Receivables. (a) The Trust and the Indenture Trustee do hereby sell, transfer, assign, set over and otherwise convey to the Transferor, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables arising in the Removed Accounts, all Recoveries related thereto, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof (collectively, the “Removed Trust Assets”).

(b)               In connection with such reassignment, the Trust and the Indenture Trustee agree to execute and deliver to the Transferor, on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Trust with respect to the Removed Trust Assets evidencing the release by the Trust and the Indenture Trustee of its security interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as necessary to terminate such interest.

(c)                The Transferor shall, at its own expense, on the Removal Date, indicate in the appropriate computer files that all Receivables reassigned in connection with the Removed Accounts and the related Removed Trust Assets have been conveyed to the Transferor pursuant to this Reassignment.

4.                  Representations and Warranties. The Transferor hereby represents and warrants to the Issuer, the Owner Trustee and the Indenture Trustee as of the Removal Date:

(a)                Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)               List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.12(a)(ii) of the Transfer Agreement, as of the Removal Date, is true and complete in all material respects; and

5.                  Consent to Execution. Pursuant to the Trust Agreement, the Transferor consents to the execution hereof by the Owner Trustee for the Trust.

6.                  Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Transfer Agreement” and “herein” shall be deemed from and after the removal Date to be a reference to the Transfer Agreement as supplemented and amended by this Reassignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute

Exhibit 99.1

or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

7.                  Counterparts. This Reassignment may be executed in any number of counterparts (and by different parties on separate counterparts), all of which taken together shall constitute one and the same instrument.

8.                  Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.                  Incorporation of Section 6.15 of the Transfer Agreement. The language of Section 6.15 of the Transfer Agreement is incorporated herein by reference.

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Exhibit 99.1

IN WITNESS WHEREOF, the Trust, the Indenture Trustee and the Transferor have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

BARCLAYS DRYROCK ISSUANCE TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Roseline K. Maney
Name: Roseline K. Maney
Title: Administrative Vice President

BARCLAYS DRYROCK FUNDING LLC, as Transferor

By:	/s/ Deepesh Jain
Name: Deepesh Jain
Title: Vice President and Treasurer

ACCEPTED AND ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh Title: Vice President

Exhibit 99.1

Account Schedule

REMOVED ACCOUNTS

[ON FILE WITH INDENTURE TRUSTEE]